Lease Termination Agreement

This Lease Termination Agreement ("Agreement") is entered into as of the 4th_ day of April, 2007, by and between Alliance No. 1 Building Partners, L.P., a Texas limited partnership ("Landlord"), and Tecstar, LLC, an Indiana limited liability company ("Tenant").

Recitals

A. Westport Park No. 4, Ltd. ("Prior Landlord") and Tenant entered into a Lease Agreement dated June 10, 2002 ("Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord premises consisting of approximately 192,000 square feet of space in the building commonly known as Westport Park No. 4, as more fully described therein..

B. Landlord assumed the rights and obligations of Prior Landlord with respect to the Lease pursuant to an assignment and assumption agreement executed on or about September 30, 2005.

C. Tenant desires to terminate the Lease prior to its natural termination date on the terms and conditions set out in this Agreement.

D. As an accommodation to Tenant, Landlord agrees to such early termination subject to the terms and conditions set out in this Agreement.

Agreement

NOW THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, notwithstanding anything in the Lease to the contrary, the parties agree as follows:

1. Termination of Lease. The Lease is terminated as of April 30, 2007 ("Termination Date"), whereupon the rights and obligations under the Lease shall cease and terminate (except as expressly stated in the Lease as surviving termination thereof) as of such Termination Date. On or prior to the Termination Date, Tenant shall surrender the Premises to Landlord in the condition required by the Lease (including without limitation, with all repairs, maintenance and restoration required of Tenant fully performed pursuant thereto; provided, notwithstanding anything in Paragraph 7 of the Lease to the contrary, Tenant shall not be required to remove the existing car wash facility or fill and restore the eighteen (18) pits that were cut into the slab).

2. Termination Fee.

(a) In consideration of such early termination, Tenant shall pay to Landlord a termination fee ("Fee") in the amount of Nine Hundred Thousand Dollars and No/100 ($900,000.00).

(b) The Fee shall be payable in cash in three installments as follows: (i) $49,600 shall be due and payable upon execution of this Agreement ("First Installment"); and (ii) $850,400.00 shall be due and payable on May 2, 2007 ("Second Installment"). The parties acknowledge and agree that, conditioned upon Tenant's timely payment of Base Rent and the applicable installment of Tenant's proportionate share of Reimbursable Expenses for the month of April 2007, the First Installment shall be deemed paid by Landlord's retention of the Security Deposit (as defined in the Lease) currently in Landlord's possession; accordingly, Tenant hereby waives and releases any claim it may have to such Security Deposit, whether pursuant to the Lease or otherwise.

(c) To secure Tenant's aforementioned payment obligations, Tenant shall, upon its execution of this Agreement (i) execute and deliver to Landlord a note in the form attached hereto as Exhibit "A", and (ii) deliver to Landlord a guaranty executed by Quantum Fuel Systems Technologies Worldwide, Inc., in the form attached hereto as Exhibit "B".

3. Entire Agreement. This Agreement contains all of the understandings of Tenant and Landlord with respect to the subject matter contained herein. This Agreement may not be modified in any respect except by a document in writing executed by all parties or their respective successors or assigns. This Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns.

4. Miscellaneous. Any capitalized term not specifically defined in this Agreement shall have the same meaning ascribed to such term in the Lease. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same Agreement.

Executed by the parties as of the date first above written.

"LANDLORD"

Alliance No. 1 Building Partners, L.P.,

a Texas limited partnership

By: Hillwood Alliance Services, L.P.,

a Texas limited partnership,

as property management agent for Landlord

By: Hillwood Development Company, LLC,

a Texas limited liability company,

its general partner

By:/s/ Michael K. Berry

Name:Michael K. Berry

Title: Exec Vice President

"TENANT"

TECSTAR, LLC,

an Indiana limited liability company

By:/s/ Douglass C. Goad

Name:

Title: Exec Vice President

Exhibit "A"

Form of Note

Promissory Note

$850,400.00 April _, 2007

For value received, Tecstar, LLC, an Indiana limited liability company (hereinafter referred to as "Borrower"), promises to pay to the order of Alliance No. 1 Building Partners, L.P., a Texas limited partnership ("Lender") at c/o Hillwood Development Company, LLC, 13600 Heritage Parkway, Suite 200, Fort Worth, Texas 76177, Attn: Bill Burton, or at such other address as Lender shall from time to time specify in writing, the principal sum of EIGHT HUNDRED FIFTY THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($850,400.00), in legal and lawful money of the United States of America, with interest from maturity (however such maturity is brought about) until paid at the Default Rate set out below.

This Note evidences Borrower's payment obligations pursuant to that certain Lease Termination Agreement dated of even date herewith, executed by and between Borrower, as Tenant, and Lender, as Landlord (as amended, supplemented or otherwise modified from time to time, the "Agreement"), and is subject to the provisions of the Agreement.

1. Payment. The principal balance of this Note shall be due and payable on May 2, 2007. This Note shall be payable without interest prior to maturity.

2. Default Rate. Matured unpaid principal shall bear interest from the date of maturity until paid at the lesser of (a) the highest rate permitted by applicable law, or (b) eighteen percent (18%) per annum. Interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be, and for the actual number of days elapsed.

3. Default. It is expressly provided that upon default in the punctual payment of this Note as the same shall become due and payable, or upon the occurrence of any other event of default specified herein or in the Agreement, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Agreement, at law or in equity, or (iv) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorney's fees.

4. Waiver. Borrower expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by law, and diligence in the collection hereof; and agrees to all renewals, extensions, indulgences, partial payments, with or without notice, before or after maturity. No delay or omission of Lender in exercising any right hereunder shall be a waiver of such right or any other right under this Note.

5. Governing Law, Venue. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Tarrant County, Texas.

6. Captions. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

TECSTAR, LLC,

an Indiana limited liability company

By:

Name:

Title:

Borrower's Mailing Address:

EXHIBIT B

FORM OF GUARANTY

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the "Guaranty") is executed as of April ___, 2007, by Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation, having an address at 17872 Catwright Road Irvine CA 92614 ("Guarantor"), for the benefit of Alliance No. 1 Building Partners, L.P., a Texas limited partnership, having an address at c/o Hillwood Development Company, LLC, 13600 Heritage Parkway, Suite 200, Fort Worth, Texas 76177, Attn: Bill Burton ("Lender").

W I T N E S S E T H :

WHEREAS, pursuant to that certain Promissory Note, dated of even date herewith, executed by Tecstar, LLC, an Indiana limited liability company ("Borrower"), and payable to the order of Lender in the original principal amount of EIGHT HUNDRED FIFTY THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($850,400.00), (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the "Note"), Borrower has become indebted, and may from time to time be further indebted, to Lender (all such indebtedness being referred to herein as the "Guaranteed Indebtedness"); and

WHEREAS, Lender is not willing to extend credit to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Indebtedness; and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor has requested and will directly benefit from Lender's extending such credit to Borrower.

NOW, THEREFORE, as an inducement to Lender to extend credit to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Guarantor agrees to pay, when due or declared due, the Guaranteed Indebtedness to Lender at Lender's Mailing Address.

2. Guarantor waives (a) diligence in preserving liability of any person on the Guaranteed Indebtedness and in collecting or bringing suit to collect the Guaranteed Indebtedness; (b) all rights of Guarantor under chapter 34 of the Texas Business and Commerce Code and rule 31 of the Texas Rules of Civil Procedure; (c) protest; (d) notice of extensions, increases, renewals, or rearrangements of the Guaranteed Indebtedness; and (e) notice of acceptance of this Guaranty, of creation of the Guaranteed Indebtedness, of failure to pay the Guaranteed Indebtedness as it matures, of any other default, of adverse change in Borrower's financial condition, of release or substitution of collateral, of intent to accelerate, of acceleration, and of subordination of Lender's rights in any collateral, and every other notice of every kind. Guarantor's obligations under this Guaranty will not be altered nor will Lender be liable to Guarantor because of any action or inaction of Lender in regard to a matter waived or of which notice is waived by Guarantor in the preceding sentence.

3. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder or in any bankruptcy or insolvency proceeding. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Indebtedness.

4. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Indebtedness arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

5. Lender need not resort to Borrower or any other person or proceed against collateral before pursuing its rights against Guarantor or any other guarantor. Lender's action or inaction with respect to any right of Lender under the law or any agreement will not alter the obligation of Guarantor hereunder. Lender may pursue any remedy against Borrower or any collateral or under any other guaranty without altering the obligations of Guarantor hereunder and without liability to Guarantor, even though Lender's pursuit of such remedy may result in Guarantor's loss of rights of subrogation or to proceed against others for reimbursement of contribution or any other right.

6. Guarantor will remain liable for the Guaranteed Indebtedness even though the Guaranteed Indebtedness may be unenforceable against or uncollectible from Borrower or any other person because of incapacity, lack of power or authority, discharge, offset, claim, defense or any other reason.

7. Guarantor consents and acknowledges that Guarantor's obligations will not be released by (a) the renewal, extension, or modification of the Guaranteed Indebtedness; (b) the insolvency, bankruptcy, liquidation, or dissolution of Borrower or any other obligor; (c) the failure of Lender to properly obtain, perfect, or preserve any security interest or lien in any collateral for the Guaranteed Indebtedness; (d) the release, substitution, or addition of any collateral for the Guaranteed Indebtedness; or (e) the failure of Lender to exercise diligence, commercial reasonableness, or reasonable care in the preservation, enforcement, or sale of any of the collateral. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Indebtedness, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

8. Lender need not notify Guarantor that Lender has sued Borrower, but if Lender gives written notice to Guarantor that it has sued Borrower, Guarantor will be bound by any judgment or decree, to the extent permitted by law.

9. Lender may sue any guarantor without impairing Lender's rights against any other guarantor, with or without making Borrower a party. Lender may settle with Borrower or any other guarantor for such amounts as it may elect or may release Borrower or any guarantor or any collateral securing the Guaranteed Indebtedness without impairing Lender's right to collect the Guaranteed Indebtedness from Guarantor.

10. This Guaranty binds Guarantor and Guarantor's heirs, successors, and assigns, and it benefits and may be enforced by Lender and Lender's successors in interest. When the context requires, singular nouns and pronouns include the plural. This Guaranty will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction. In the event of a dispute involving this Guaranty or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Tarrant County, Texas. The provisions of this Guaranty are severable. If a court of competent jurisdiction finds that any provision of this Guaranty is unenforceable, then the remaining provisions will remain in effect without the unenforceable parts.

11. This Guaranty represents the final agreement between Lender and Guarantor and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. there are no unwritten oral agreements between the parties.

Quantum Fuel Systems Technologies Worldwide, Inc.

a Delaware corporation

By:

Name:

Title: